                                [EXHIBIT (a)(2)]
                         FORM OF ELECTION TO PARTICIPATE

                                 [TEKELEC LOGO]

                             OPTION EXCHANGE PROGRAM
                            ELECTION TO PARTICIPATE

PARTICIPATION INSTRUCTIONS:

On the attached form: (1) SELECT THE GRANTS YOU ELECT TO EXCHANGE, (2) SIGN THIS FORM, and (3) DELIVER IT TO TEKELEC STOCK ADMINISTRATION in person, via interoffice mail, fax to (818) 880-0176, or by mail to Tekelec, 26580 West Agoura Road, Calabasas, California 91302, Attn: Karolyn Flesher, Tekelec Stock Plan Administrator, as soon as possible, but in any event, before 9:00 p.m., Pacific Time, on August 29, 2003. You can return this form by mail or hand delivery to Tekelec Stock Administration at one of the following locations:

Andrea Kainz                                   Alexis McCain                         Joanne Whatley
Corporate Training Administrator               Senior HR Generalist                  HR Representative
5200 Paramount Parkway                         2425 North Central Expressway         3601 E. Plano Parkway, #100
Morrisville, North Carolina 27560              Richardson, Texas 75080               Plano, Texas 75074

            YOU WILL RECEIVE A CONFIRMATION BY EMAIL OF RECEIPT FROM
     TEKELEC STOCK ADMINISTRATION PROMPTLY AFTER RECIEPT OF YOUR ELECTION TO
                                  PARTICIPATE

     I am an employee of Tekelec or one of its subsidiaries and believe I am eligible to participate in the Option Exchange Program. I have received the Offer to Exchange. I may cancel any unexercised options under the Tekelec Amended and Restated 1994 Stock Option Plan (the "1994 Plan") that have an exercise price at or above $14.00 per share. By canceling these options, I will be granted a new option(s) no earlier than the date that is six (6) months and
(1) one day following the date Tekelec cancels the option(s) accepted for exchange (the "new option grant date"), PROVIDED THAT I AM STILL EMPLOYED BY TEKELEC OR ONE OF ITS SUBSIDIARIES ON THAT DATE. The number of shares granted in my new option(s) will depend on the exercise price of the option(s) I elected to cancel under the Option Exchange Program, as set forth in the table below, subject to adjustments for any future stock splits, stock dividends and similar events that may occur during the exchange period:

Current Per Share Exercise Price of              Number of Shares                 Number of Shares
         Cancelled Option                  Subject to Cancelled Options        Subject to New Options
-----------------------------------        ----------------------------        ----------------------
       $14.00 to $30.00                                  1                              0.500
       $30.01 to $53.00                                  1                             0.3333

     The exercise price of the new option(s) will be equal to the closing sales price of our common stock as reported on The Nasdaq National Market on the new option grant date (or the last trading day before the new option grant date, if the market for trading in our stock is closed on such date). The new option(s) will be vested as explained in the Offer to Exchange.

     I UNDERSTAND THAT IF I ELECT TO CANCEL ANY OPTIONS UNDER THE OPTION EXCHANGE PROGRAM, ALL OPTIONS GRANTED TO ME ON OR AFTER FEBRUARY 1, 2003 WILL ALSO BE CANCELLED AND REPLACED WITH NEW OPTIONS AS EXPLAINED IN THE OFFER TO EXCHANGE.

     Unless expressly provided otherwise by the applicable laws of a non-U.S. jurisdiction, my employment with Tekelec is on an at-will basis and nothing in the Option Exchange Program modifies or changes that, and if my employment with Tekelec or one of its subsidiaries is terminated by me or Tekelec voluntarily, involuntarily, or for any reason or no reason, before my new option(s) are granted, I will not have a right to any stock option(s) that were previously cancelled, and I will not have a right to the grant that I would have been eligible to receive on the new option grant date or any other consideration in exchange for the cancelled option. In the event of a change of control of Tekelec occurring before the new option grant date, it is possible that I will not receive a new option(s), securities of the surviving corporation or other consideration in exchange for my cancelled option(s).

     The terms and conditions of the new options will be substantially the same as the cancelled options, except that the new options will have a new exercise price and a new vesting schedule. The new options will be completely unvested at the time of the new option grant date, regardless of whether the options tendered for exchange were partially or completely vested. The new options will vest as to twenty percent (20%) of the shares subject to the option six (6) months after the new option grant date and will vest as to the remaining eighty percent (80%) of the shares subject to the option in eight (8) equal quarterly installments on the last day of each calendar quarter thereafter, in each case conditioned upon continued employment with Tekelec. Each vested installment of a new option will expire four (4) years after the applicable vesting date, or earlier if your employment with Tekelec terminates. In addition, the new options will be nonstatutory stock options, regardless of whether the cancelled options were incentive stock options or nonstatutory stock options.

     I will not be eligible to receive any other stock option(s) until the new option grant date.

     Under certain circumstances stated in the Offer to Exchange, Tekelec may terminate or amend the Option Exchange Program and postpone its acceptance and cancellation of any option(s) elected for exchange. In such event, I understand that the option(s) delivered with this Election to Participate but not accepted for exchange will be returned to me.

ADDITIONAL TERMS FOR EMPLOYEES WHO RESIDE OUTSIDE THE UNITED STATES

      DATA PRIVACY. I HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENT TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF MY PERSONAL DATA BY AND AMONG, AS APPLICABLE, TEKELEC AND ITS SUBSIDIARIES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING MY PARTICIPATION IN THE OPTION EXCHANGE PROGRAM AND THE GRANT OF MY NEW OPTIONS.

      I UNDERSTAND THAT TEKELEC OR ITS SUBSIDIARIES HOLD CERTAIN PERSONAL INFORMATION ABOUT ME, INCLUDING, BUT NOT LIMITED TO, MY NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, CURRENT OR FORMER JOB TITLE, ANY SHARES OF STOCK OR DIRECTORSHIPS HELD IN TEKELEC, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES OF STOCK AWARDED, CANCELED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN MY FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING MY PARTICIPATION IN THE OPTION EXCHANGE PROGRAM AND THE GRANT OF MY NEW OPTIONS ("DATA"). I UNDERSTAND THAT DATA MAY BE TRANSFERRED TO THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE OPTION EXCHANGE PROGRAM AND THE GRANT OF MY NEW OPTIONS, THAT THESE RECIPIENTS MAY BE LOCATED IN MY COUNTRY OR ELSEWHERE, AND THAT THE RECIPIENT'S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN MY COUNTRY. I UNDERSTAND THAT I MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING A TEKELEC LOCAL HUMAN RESOURCES REPRESENTATIVE. I AUTHORIZE THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING MY PARTICIPATION IN THE OPTION EXCHANGE PROGRAM AND THE GRANT OF MY NEW OPTIONS, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM I DEPOSIT SHARES OF STOCK, IF ANY, ACQUIRED UPON EXERCISE OF THE NEW OPTIONS. I UNDERSTAND THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE MY PARTICIPATION IN THE OPTION EXCHANGE PROGRAM AND THE GRANT OF MY NEW OPTIONS. I UNDERSTAND THAT I MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF DATA, REQUIRE ANY NECESSARY AMENDMENTS TO DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING IN WRITING A TEKELEC LOCAL HUMAN RESOURCES REPRESENTATIVE. I UNDERSTAND, HOWEVER, THAT REFUSING OR WITHDRAWING MY CONSENT MAY AFFECT MY ABILITY TO PARTICIPATE IN THE OPTION EXCHANGE PROGRAM AND TO RECEIVE A GRANT OF NEW OPTIONS. FOR MORE INFORMATION ON THE CONSEQUENCES OF MY REFUSAL TO CONSENT OR WITHDRAWAL OF CONSENT, I UNDERSTAND THAT I MAY CONTACT A TEKELEC LOCAL HUMAN RESOURCES REPRESENTATIVE.

      Acknowledgement and Waiver. By accepting the Offer to Exchange and electing to participate in the Option Exchange Program, you acknowledge that:
(1) your acceptance of the Offer to Exchange is voluntary; (2) your acceptance of the Offer to Exchange and the grant of new options shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; (3) your acceptance of the Offer to Exchange and the grant of new options do not create any contractual or other rights to receive future options, other than the new options, or benefits in lieu of future or new options; (4) the 1994 Plan is established voluntarily by Tekelec and is discretionary in nature; (5) your right to participate in the Offer to Exchange is an extraordinary item offered by Tekelec which is outside the scope of your employment contract, if any; (6) no claim or entitlement to compensation or damages arises from the termination of the canceled options or diminution in value of the new options or the underlying shares; (7) the future value of Tekelec's shares is uncertain and cannot be predicted with certainty; and (8) the Offer to Exchange, the cancelled options and the new options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

      Governing Law and Documents. This Offer to Exchange and the grant of new options is governed by, and subject to, United States federal and Delaware state law, except for the body of law pertaining to conflict of laws, as provided in the Offer to Exchange, and the requirements of the U.S. Securities and Exchange Commission as well as the terms and conditions set forth in the Information Statement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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

    OPTION EXCHANGE PROGRAM                              TEKELEC
         OPTION STATUS                            26580 WEST AGOURA ROAD
      AS OF JULY 31, 2003                      CALABASAS, CALIFORNIA 91302

NAME_____________________

ID  _____________________

[ ] I ELECT TO TENDER FOR EXCHANGE EACH OF THE OPTIONS CHECKED BELOW WHICH WERE GRANTED TO ME UNDER THE AMENDED AND RESTATED 1994 STOCK OPTION PLAN (AND ON ANY ADDITIONAL SHEETS WHICH I HAVE ATTACHED TO THIS FORM), ALONG WITH ALL OPTIONS GRANTED TO ME SINCE FEBRUARY 1, 2003 (PLEASE CHECK ONLY THE OPTION GRANTS THAT YOU ELECT TO EXCHANGE AND CANCEL):

                                                           # OF
                                                          OPTIONS
            OPTION           OPTION                     OUTSTANDING      EXERCISE       EXCHANGE      NEW OPTIONS
            NUMBER         GRANT DATE       TYPE         IN GRANT          PRICE         RATIO       TO BE GRANTED
      ------------------------------------------------------------------------------------------------------------
[ ]
      ------------------------------------------------------------------------------------------------------------
[ ]
      ------------------------------------------------------------------------------------------------------------
[ ]
      ------------------------------------------------------------------------------------------------------------
[ ]
      ------------------------------------------------------------------------------------------------------------
[ ]
      ------------------------------------------------------------------------------------------------------------
[ ]
      ------------------------------------------------------------------------------------------------------------
[ ]
      ------------------------------------------------------------------------------------------------------------
[ ]
      ------------------------------------------------------------------------------------------------------------
[ ]
      ------------------------------------------------------------------------------------------------------------

The selected options will become null and void on the date Tekelec accepts my options for exchange.

This election is entirely voluntary.

[ ]  I decline to participate in the Option Exchange Program

PLEASE RETURN YOUR SIGNED FORM TO TEKELEC STOCK ADMINISTRATION FOR YOUR OFFICE LOCATION NO LATER THAN 9:00 P.M., PACIFIC TIME, ON AUGUST 29, 2003.

I have received the Offer to Exchange documents and the Election to Participate. This ELECTION TO PARTICIPATE CANNOT BE REVOKED AFTER 9:00 P.M., PACIFIC TIME, ON AUGUST 29, 2003.

____________________________ , 2003          ___________________________________
DATE                                         SIGNATURE

                                       3